Exhibit 99.1

WAIVER

WAIVER, dated as of January 17, 2006 (this “Waiver”), to the Amended and Restated Credit Agreement, dated as of July 1, 2005 (as heretofore amended, supplemented or otherwise modified, the “Credit Agreement”), among NAVISTAR FINANCIAL CORPORATION, a Delaware corporation, ARRENDADORA FINANCIERA NAVISTAR, S.A. DE C.V., ORGANIZACIÓN AUXILIAR DEL CRÉDITO, a Mexican corporation, SERVICIOS FINANCIEROS NAVISTAR, S.A. DE C.V., SOCIEDAD FINANCIERA DE OBJETO LIMITADO, a Mexican corporation, and NAVISTAR COMERCIAL, S.A. DE C.V., a Mexican corporation (each, a “Borrower” and collectively, the “Borrowers”), the several lenders from time to time parties thereto (the “Lenders”), JPMORGAN CHASE BANK, N.A., as administrative agent for the Lenders (in such capacity, the “Administrative Agent”), BANK OF AMERICA, N.A., as syndication agent (in such capacity, the “Syndication Agent”), and THE BANK OF NOVA SCOTIA, as documentation agent (in such capacity, the “Documentation Agent”).

W I T N E S S E T H :

WHEREAS, the Borrowers, the Administrative Agent, the Syndication Agent, the Documentation Agent and the Lenders are parties to the Credit Agreement;

WHEREAS, the Borrowers have requested that the Administrative Agent and the Required Lenders agree to waive compliance with certain provisions of the Credit Agreement; and

WHEREAS, the Administrative Agent has obtained the consent of the Required Lenders to execute this Waiver, but only upon the terms and conditions set forth herein;

NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in consideration of the premises contained herein, the parties hereto agree as follows:

1.  Defined Terms. Unless otherwise defined herein, capitalized terms which are defined in the Credit Agreement are used herein as defined therein.

2.  Waiver. The Lenders hereby agree to waive, effective for the period from the date hereof to and including May 31, 2006, any Default or Event of Default under

(a)  Clause (e) Article IX of the Credit Agreement that would result solely from the Parent’s or the Borrowers’ failure to deliver the Form 10-K and financial statements for the fiscal year ended October 31, 2005, and other information and documents required under Sections 7.01(a), (c), (d) and (f) of the Credit Agreement to be delivered in connection with such Form 10-K or such financial statements.

(b)  Clause (e) Article IX of the Credit Agreement that would result solely from the Parent’s or the Borrowers’ failure to deliver the Form 10-Q and financial statements for the fiscal quarter ended January 31, 2006, and other information and documents required under Sections 7.01(b) and (d) of the Credit Agreement to be delivered in connection with such Form 10-Q or such financial statements.

(c)  Clause (r) of Article IX of the Credit Agreement that would result from any event or circumstance which permits one or more Persons other than the Parent or International, as the case may be, to cause any Indebtedness for Borrowed Money of either the Parent or International which exceeds $50,000,000 in aggregate principal or face amount to become due prior to its stated maturity, solely to the extent that (i) such noncompliance arises from the Parent’s or any of its subsidiaries’ failure to file or deliver its Form 10-K or its Form 10-Q and financial statements for the fiscal year ended October 31, 2005 and the fiscal quarter ended January 31, 2006, or other related information or documents as required under the agreements governing such Indebtedness and (ii) such Persons shall not have the right to make such Indebtedness become due prior to its stated maturity or exercise any other remedy with respect to such Indebtedness.

3.  Conditions to Effectiveness of this Waiver. This Waiver shall become effective upon receipt by the Administrative Agent of counterparts of this Waiver duly executed by each of the Borrowers and the Administrative Agent.

4.  Representations and Warranties. On and as of the date hereof and after giving effect to this Waiver, each Borrower hereby confirms, reaffirms and restates the representations and warranties set forth in Article V of the Credit Agreement mutatis mutandis, except to the extent that such representations and warranties expressly relate to a specific earlier date, in which case each Borrower hereby confirms, reaffirms and restates such representations and warranties as of such earlier date, and that, except to the extent waived hereby, no Default or Event of Default has occurred and is continuing.

5.  Continuing Effect; No Other Waiver. Except as expressly set forth in this Waiver, all of the terms and provisions of the Credit Agreement are and shall remain in full force and effect and each Borrower shall continue to be bound by all of such terms and provisions. The waiver provided for herein is limited to the specific sections of the Credit Agreement specified herein and shall not constitute a waiver of, or an indication of the Administrative Agent’s or the Lenders’ willingness to amend or waive, any other provisions of the Credit Agreement or the same section for any other date or purpose.

6.  Expenses. The Borrowers agree to pay and reimburse the Administrative Agent for all its reasonable out-of-pocket costs and expenses incurred in connection with the preparation and delivery of this Waiver, including, without limitation, the reasonable fees and disbursements of counsel to the Administrative Agent.

7.  Counterparts. This Waiver may be executed by one or more of the parties to this Waiver on any number of separate counterparts (including by telecopy), and all of said counterparts taken together shall be deemed to constitute one and the same instrument. A set of the copies of this Waiver signed by the parties hereto shall be delivered to the Borrowers and the Administrative Agent. The execution and delivery of this Waiver by the Administrative Agent with the consent of any Lender shall be binding upon such Lender’s successors and assigns (including transferees of its commitments and Loans in whole or in part prior to effectiveness hereof) and binding in respect of all of its commitments and Loans, including any acquired subsequent to its execution and delivery hereof and prior to the effectiveness hereof.

8. GOVERNING LAW. THIS WAIVER AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS WAIVER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

IN WITNESS WHEREOF, the parties hereto have caused this Waiver to be executed and delivered by their respective duly authorized officers as of the date first above written.

NAVISTAR FINANCIAL CORPORATION

By: /s/  PAUL E. MARTIN

  Name: Paul E. Martin

 Title: Vice President and Treasurer

ARRENDADORA FINANCIERA NAVISTAR, S.A. DE C.V., ORGANIZACIÓN AUXILIAR DEL CRÉDITO

By: /s/  JOSE A. CHACON

Name:  Jose A. Chacon

Title:  Managing Director

SERVICIOS FINANCIEROS NAVISTAR, S.A. DE C.V., SOCIEDAD FINANCIERA DE OBJETO LIMITADO

By: /s/  JOSE A. CHACON

Name:  Jose A. Chacon

Title:  Managing Director

NAVISTAR COMERCIAL, S.A. DE C.V.

By: /s/  JOSE A. CHACON

Name:  Jose A. Chacon

Title:  Managing Director

JPMORGAN CHASE BANK, N.A. as Administrative Agent

By: /s/            ROBERT P. KELLAS

Name:  Robert P. Kellas

Title:   Vice President